Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	General Electric Capital Corporation

Address of Joint Filer:	3135 Easton Turnpike

Fairfield, Connecticut 06828

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	ValueVision Media, Inc. (VVTV)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	2/25/2009

Designated Filer:	GE Capital Equity Investments, Inc.

Signature:

GENERAL ELECTRIC CAPITAL CORPORATION

By:   /s/  Frank Ertl

Name: Frank Ertl

Title: Attorney-in-Fact

February 27, 2009

Date

GE Capital Equity Investments, Inc. is a subsidiary of General Electric Capital Corporation, which is a subsidiary of General Electric Capital Services, Inc., which is a subsidiary of General Electric Company. General Electric Capital Corporation disclaims beneficial ownership of all securities reported on this Form except to the extent of its pecuniary interest.

Joint Filer Information

Name of Joint Filer:	General Electric Capital Services, Inc.

Address of Joint Filer:	3135 Easton Turnpike

Fairfield, Connecticut 06828

Relationship of Joint Filer to Issuer:	Other (1)

Issuer Name and Ticker or Trading Symbol:	ValueVision Media, Inc. (VVTV)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	2/25/2009

Designated Filer:	GE Capital Equity Investments, Inc.

Signature:

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By:   /s/  Frank Ertl

Name: Frank Ertl

Title: Attorney-in-Fact

February 27, 2009

Date

(1) GE Capital Equity Investments, Inc. is a subsidiary of General Electric Capital Corporation, which is a subsidiary of General Electric Capital Services, Inc., which is a subsidiary of General Electric Company. General Electric Capital Services, Inc. disclaims beneficial ownership of all equity securities of the Issuer, and the filing of this Form shall not be deemed an admission that General Electric Capital Services, Inc. is the beneficial owner of any equity securities of the Issuer for the purpose of Section 16 or any other purpose.

Joint Filer Information

Name of Joint Filer:	General Electric Company

Address of Joint Filer:	3135 Easton Turnpike

Fairfield, Connecticut 06828

Relationship of Joint Filer to Issuer:	Other (1)

Issuer Name and Ticker or Trading Symbol:	ValueVision Media, Inc. (VVTV)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	2/25/2009

Designated Filer:	GE Capital Equity Investments, Inc.

Signature:

GENERAL ELECTRIC COMPANY

By:   /s/  Frank Ertl

Name: Frank Ertl

Title: Attorney-in-Fact

February 27, 2009

Date

(1) GE Capital Equity Investments, Inc. is a subsidiary of General Electric Capital Corporation, which is a subsidiary of General Electric Capital Services, Inc., which is a subsidiary of General Electric Company. General Electric Company disclaims beneficial ownership of all equity securities of the Issuer, and the filing of this Form shall not be deemed an admission that General Electric Company is the beneficial owner of any equity securities of the Issuer for the purpose of Section 16 or any other purpose.

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